Exhibit 10.1

AMENDMENT TO THE
PELOTON INTERACTIVE, INC. 2019 EQUITY INCENTIVE PLAN
THIS AMENDMENT TO THE PELOTON INTERACTIVE, INC. 2019 EQUITY INCENTIVE PLAN (this “Amendment”) is made and adopted by Peloton Interactive, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains the Peloton Interactive, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 25 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) at any time, subject to the terms of the Plan; and
WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.
NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:
1.     Section 2.1 of the Plan is hereby amended and restated in its entirety to read as follows:
“2.1     Number of Shares Available. Subject to Section 2.4, Section 2.6 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 161,701,446 Shares, plus (a) any reserved shares not issued or subject to outstanding grants under the Company’s 2015 Stock Plan (the “Prior Plan”) on the Effective Date, (b) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Any of the Company’s Class B common stock that becomes available for grant pursuant this Section 2.1 will be issued only as Shares.”
2.     The first sentence of Section 24 of the Plan is hereby amended and restated in its entirety to read as follows.
“Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on October 24, 2033.”
3.     This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve months following the date on which the Board adopts this Amendment.
4.     Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Peloton Interactive, Inc. on October 24, 2023 and was approved by the stockholders of Peloton Interactive, Inc. on December 7, 2023.
Peloton Interactive, Inc.
By: /s/ Tammy Albarrán
Tammy Albarrán
Chief Legal Officer

Date: December 7, 2023